Exhibit 10.1

WAIVER AND AMENDMENT AGREEMENT

This WAIVER AND AMENDMENT AGREEMENT (this “Waiver”) is entered into as of June 19, 2008 by and between ENTERCONNECT INC., a Nevada corporation (the “Company”), and the Investors on the Schedule of Investors attached hereto (the "Investors”), with reference to the following facts:

WHEREAS, the Company entered into that certain Securities Purchase Agreement, dated as of December 20, 2007 (the “Existing Securities Purchase Agreement”) by and among the Company and the Investors, whereby the Company issued, among other things, certain Senior Secured Convertible Notes (the "Notes”) convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), in accordance with the terms of the Notes.

WHEREAS, as of May 29, 2008, the Company failed to meet certain requirements set forth in Section 2(g) of the Registration Rights Agreement (the “Initial Effectiveness Deadline”).

WHEREAS, the Company has requested that the Investors, as  holders of the Notes, waive such default and, subject to the terms hereof, the Investors have agreed to waive such Default on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  Defined Terms. Capitalized terms used and not otherwise defined in this Waiver shall have the meanings given to them in the Agreement.

2.  Waiver of Effectiveness Failure.  The Investors hereby waive any Event of Default (as defined in the Notes) arising as a result of the Effectiveness Failure (as that term is defined under the Registration Rights Agreement) as a result of the Registration Statement not having been declared effective on or before the Initial Effectiveness Deadline (the “Waiver Defaults”).

3.   Reaffirmation of Obligations. The Company hereby confirms and agrees that, (i) the Agreement, the Registration Rights Agreement, the Securities, the Security Documents and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, and (ii) the execution, delivery and effectiveness of this Waiver shall not operate as an amendment of any right, power or remedy of the Investors under any Transaction Document, nor constitute an amendment of any provision of any Transaction Document.

4.  Amendments  to Registration Rights Agreement.

(a) Ratifications. Except as otherwise expressly provided herein, the Existing Securities Purchase Agreement and each other Transaction Document is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date (i) all references in the Existing Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Agreement, (ii) all references in the other Transaction Documents to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Existing Securities Purchase Agreement as amended by this Waiver, and (iii) all references in the other Transaction Documents to the “Registration Rights Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Registration Rights Agreement shall mean the Registration Rights Agreement as amended by this Waiver.

(b) Amendment to Registration Rights Agreement.  The Registration Rights Agreement is hereby amended as follows:

(i)  “Initial Effective Deadline” means the date (i) in the event that the Initial Registration Statement is not subject to a full review by the SEC, ninety (90) calendar days after the Closing Date or (ii) in the event that the Initial Registration Statement is subject to a full review by the SEC, two-hundred and forty (240) calendar days after the Closing Date.

(ii)  “Initial Required Registration Amount” for the Registration Statement means 2,369,176 Warrant Shares issued and issuable pursuant to the Warrants as of the trading day immediately preceding the applicable date of determination, all subject to adjustment as provided in Section 2(e) (without regard to any limitations on conversion of the Notes or exercise of the Warrants).”

5.  REPRESENTATIONS AND WARRANTIES No Event of Default. The Company represents and warrants to the Investors that after giving effect to the terms of this Waiver and the Other Agreements (as defined below), no Event of Default (as defined in the Notes) shall have occurred and be continuing as of the date hereof.

6.  Upon execution of Waivers by the Company and the Required Holders, this Waiver shall become effective as of the date first written above (the “Effective Date”).

7.  Disclosure of Transactions and Other Material Information. On or before 5:30 p.m., New York City time, on or before the third Business Day following the date of this Waiver, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by this Waiver in the form required by the 1934 Act and attaching this Waiver as an exhibit to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, no Investor shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.

8.  Remedies. The Investor and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Waiver shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Waiver and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under this Waiver, any remedy at law may prove to be inadequate relief to the Investor. The Company therefore agrees that the Investor shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

9.  Independent Nature of Investors’ Obligations and Rights. The obligations of the Investors under this Waiver or any other Transaction Document are several and not joint with the obligations of any other Investor, and the Investors shall not be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document or Other Waiver. Nothing contained herein or in this Waiver, any Other Waiver or any other Transaction Document, and no action taken by the Investor pursuant hereto, shall be deemed to constitute the Investor and other Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investor and other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver, any Other Waiver or any other Transaction Document and the Company acknowledges that the Investors are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Waiver, any Other Waiver and any other Transaction Document. The Company and the Investor confirm that the Investor has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver, any Other Waiver or out of any other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

10.  MISCELLANEOUS.

(a) Counterparts. This Waiver may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(b) Headings. The headings of this Waiver are for convenience of reference and shall not form part of, or affect the interpretation of, this Waiver.

(c) Severability. If any provision of this Waiver shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Waiver in that jurisdiction or the validity or enforceability of any provision of this Waiver in any other jurisdiction.

(d) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Waiver shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Waiver and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WAIVER OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e) No Third Party Beneficiaries. This Waiver is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Waiver and the consummation of the transactions contemplated hereby.

(g) No Strict Construction. The language used in this Waiver will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(h) Entire Agreement; Effect on Prior Agreements; Amendments. Except for the Transaction Documents in effect prior to this Waiver (to the extent any such Transaction Document is not amended by this Waiver), this Waiver supersedes all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Waiver and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Waiver may be amended other than by an instrument in writing signed by the Company. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, holders of Notes or holders of the Warrants, as the case may be. The Company has not, directly or indirectly, made any agreements with any of the Investors relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.

(i) Successors and Assigns. This Waiver shall be binding upon and inure to the benefit of the parties and their respective successors and assigns in accordance with the terms of the Existing Securities Purchase Agreement.

(Signature pages follows)

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

ENTERCONNECT INC.

By:	/S/ Sam Jankovich
Name: Sam Jankovich
Title: Chairman & Chief Executive
Officer

BUYERS:

HIGHBRIDGE INTERNATIONAL LLC
By: Highbridge Capital Management, LLC
Its Trading Manager

By:	/s/ Adam J. Chill
Name: Adam J. Chill
Title: Managing Director